Exhibit 4.4

CNH EQUIPMENT TRUST 2020-A

ADMINISTRATION AGREEMENT

among

CNH EQUIPMENT TRUST 2020-A,

as Issuing Entity,

and

NEW HOLLAND CREDIT COMPANY, LLC,

as Administrator,

and

CITIBANK, N.A.,

as Indenture Trustee,

and

WILMINGTON TRUST COMPANY,

as Trustee

Dated as of May 1, 2020

TABLE OF CONTENTS

1.	Duties of the Administrator	2
	(a) Duties with Respect to the Indenture and the Depository Agreement	2
	(b) Duties with Respect to the Trust	4
	(c) Non-Ministerial Matters	6

2.	Records	6

3.	Compensation	6

4.	Additional Information to be Furnished to the Issuing Entity	7

5.	Independence of the Administrator	7

6.	No Joint Venture	7

7.	Other Activities of the Administrator	7

8.	Term of Agreement; Resignation and Removal of the Administrator	7

9.	Action upon Termination, Resignation or Removal	9

10.	Notices	9
	(a) if to the Issuing Entity or the Trustee, to:	9
	(b) if to the Administrator, to:	10
	(c) if to the Indenture Trustee, to:	10
	(d) if to the Asset Representations Reviewer, to:	10

11.	Amendments	11

12.	Successors and Assigns	12

13.	Governing Law	12

14.	Headings	12

15.	Counterparts	12

16.	Electronic Signatures	12

17.	Severability	12

18.	Not Applicable to New Holland Credit Company, LLC in Other Capacities	13

19.	Limitation of Liability of the Trustee and the Indenture Trustee	13

20.	Indemnification	13

i

21.	Information Requests	13

22.	Communications with Rating Agencies	13

23.	PATRIOT Act	14

ii

ADMINISTRATION AGREEMENT dated as of May 1, 2020, among CNH EQUIPMENT TRUST 2020-A, a Delaware statutory trust (the “Issuing Entity”), NEW HOLLAND CREDIT COMPANY, LLC, a Delaware limited liability company, as administrator (the “Administrator”), CITIBANK, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee (the “Indenture Trustee”), and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee under the Trust Agreement (the “Trustee”).

RECITALS

WHEREAS, the Issuing Entity is issuing the Notes pursuant to the Indenture, dated as of the date hereof (as amended and supplemented from time to time in accordance with the provisions thereof, the “Indenture”), between the Issuing Entity and the Indenture Trustee (capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture, and the provisions of Section 1.3 of the Indenture shall be incorporated herein).

WHEREAS, the Issuing Entity has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests of the Issuing Entity, including: (i) a Sale and Servicing Agreement, dated as of the date hereof (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Issuing Entity, New Holland Credit Company, LLC, as servicer (the “Servicer”), and CNH Capital Receivables LLC, a Delaware limited liability company, as seller (the “Seller”), (ii) a Depository Agreement, dated on or about May 25, 2020 (the “Depository Agreement”), among the Issuing Entity and The Depository Trust Company, (iii) the Indenture, (iv) a Trust Agreement, dated as of May 6, 2020 (the “Trust Agreement”), between the Seller and the Trustee, and (v) an Asset Representations Review Agreement (the Sale and Servicing Agreement, the Depository Agreement, the Indenture, the Trust Agreement and the Asset Representations Review Agreement being hereinafter referred to collectively as the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuing Entity and the Trustee are required to perform certain duties in connection with: (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”) and (b) the beneficial ownership interests in the Issuing Entity (the registered holders of such interests being referred to herein as the “Owners”);

WHEREAS, the Issuing Entity and the Trustee desire to have the Administrator perform certain of the duties of the Issuing Entity and the Trustee referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the Related Agreements as the Issuing Entity and the Trustee may from time to time request;

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuing Entity and the Trustee on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                                      Duties of the Administrator.

(a)                                 Duties with Respect to the Indenture and the Depository Agreement.  The Administrator shall perform all of its duties as Administrator and the duties of the Issuing Entity and the Trustee under the Indenture and the Depository Agreement. In addition, the Administrator shall consult with the Trustee regarding the duties of the Issuing Entity and the Trustee under such documents. The Administrator shall monitor the performance of the Issuing Entity and shall advise the Trustee when action is necessary to comply with the Issuing Entity’s or the Trustee’s duties under such documents. The Administrator shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity or the Trustee to prepare, file or deliver pursuant to such documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuing Entity or the Trustee to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (references in this Section are to sections of the Indenture):

(i)                                     the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4);

(ii)                                  the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.7(c));

(iii)                               the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2);

(iv)                              the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of the Collateral (Section 2.9);

(v)                                 [reserved];

(vi)                              the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

(vii)                           the direction to the Paying Agents to deposit monies with the Indenture Trustee (Section 3.3);

(viii)                        the obtaining and preservation of the Issuing Entity’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the

Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

(ix)                              the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

(x)                                 the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officer’s Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

(xi)                              the identification to the Indenture Trustee in an Officer’s Certificate of a Person with whom the Issuing Entity has contracted to perform its duties under the Indenture (Section 3.7(b));

(xii)                           the notification of the Indenture Trustee and the Rating Agencies of a Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

(xiii)                        the preparation and obtaining of documents and instruments required for the release of the Issuing Entity from its obligations under the Indenture (Section 3.10(b));

(xiv)                       the delivery of notice to the Indenture Trustee and the Rating Agencies of (a) each Event of Default under the Indenture, (b) each default by the Servicer or Seller under the Sale and Servicing Agreement and (c) each default by CNHICA under the Purchase Agreement (Section 3.19);

(xv)                          the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

(xvi)                       the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.4);

(xvii)                    the furnishing to the Indenture Trustee of the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

(xviii)                 the preparation, execution and filing with the Commission and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

(xix)                       the opening of one or more accounts in the Trust’s name, the preparation of Issuing Entity Orders, Officer’s Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

(xx)                          the preparation of an Issuing Entity Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Sections 8.4 and 8.5);

(xxi)                       the preparation of Issuing Entity Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

(xxii)                    the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.6);

(xxiii)                 the notification of Noteholders of redemption of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.2);

(xxiv)                the preparation of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

(xxv)                   the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.1(b));

(xxvi)                the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

(xxvii)             the recording of the Indenture, if applicable (Section 11.15).

(b)                                 Duties with Respect to the Trust.

(i)                                     In addition to the duties of the Administrator set forth above, the Administrator shall perform the duties and obligations of the Issuing Entity under the Asset Representations Review Agreement and shall perform such calculations, and shall prepare for execution by the Issuing Entity or the Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions, as it shall be the duty of the Issuing Entity or the Trustee to perform, prepare, file or deliver pursuant to the Related

Agreements, and at the request of the Trustee shall take all appropriate action that it is the duty of the Issuing Entity or the Trustee to take pursuant to the Related Agreements (other than with respect to Sections 11.14, 11.15 and 11.16 of the Trust Agreement).  Subject to Section 5 of this Agreement, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing and as are expressly requested by the Trustee and are reasonably within the capability of the Administrator.

(ii)                                  Notwithstanding anything in this Agreement or the Related Agreements to the contrary, if any Certificates are held by any Person other than the Depositor, the Administrator shall be responsible for promptly notifying the Trustee in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to an Owner as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Trustee pursuant to such provision.

(iii)                               Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trustee (if any) set forth in Sections 5.2(a), (b) and (c), the first sentence of Section 5.5 and Section 5.6(a) of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Owner to prepare its federal and state income tax returns.

(iv)                              If any Certificates are held by any Person other than the Depositor, the Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) by retaining, at the expense of the Trust payable by the Servicer, a firm of Independent certified public accountants (the “Accountants”) reasonably acceptable to the Trustee, which Accountants shall perform the obligations of the Administrator thereunder. In connection with clause (ii), the Accountants will provide, on or prior to the date on which the Trustee receives its notice from the Administrator under such clause, a letter in form and substance satisfactory to the Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

(v)                                 The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(vi)                              In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Administrator’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(vii)                           The Administrator hereby agrees to execute on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Basic Documents or otherwise by law.

(c)                                  Non-Ministerial Matters.

(i)                                     With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)                                                                                                                               the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Receivables);

(B)                                                                                                                               the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(C)                                                                                                                               the removal of the Indenture Trustee.

(ii)                                  Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not: (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuing Entity directs the Administrator not to take on its behalf.

2.                                      Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection upon reasonable written request by the Issuing Entity, the Indenture Trustee and the Depositor at any time during normal business hours.

3.                                      Compensation.   As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $500 per quarter payable in arrears on each Payment Date, which payment shall be solely an obligation of the Issuing Entity (the “Administration Fee”).

4.                                      Additional Information to be Furnished to the Issuing Entity.   The Administrator shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.

5.                                      Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Administrator shall have no authority to act for or represent the Issuing Entity or the Trustee in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuing Entity or the Trustee.

6.                                      No Joint Venture.  Nothing contained in this Agreement:  (i) shall constitute the Administrator and either of the Issuing Entity or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7.                                      Other Activities of the Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuing Entity, the Trustee or the Indenture Trustee.

8.                                      Term of Agreement; Resignation and Removal of the Administrator.

(a)                                 This Agreement shall continue in force until the dissolution of the Issuing Entity, upon which event this Agreement shall automatically terminate.

(b)                                 Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuing Entity, the Trustee, the Indenture Trustee and the Servicer with at least 60 days’ prior written notice.

(c)                                  Subject to Section 8(e), the Issuing Entity may remove the Administrator without cause by providing the Administrator, the Trustee, the Indenture Trustee and the Servicer with at least 60 days’ prior written notice.

(d)                                 Subject to Section 8(e), at the sole option of the Issuing Entity, the Administrator may be removed immediately upon written notice of termination from the Issuing Entity to the Administrator, the Trustee, the Indenture Trustee and the Servicer if any of the following events shall occur:

(i)                                     the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity);

(ii)                                  a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)                               the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this subsection shall occur, it shall give written notice thereof to the Issuing Entity, the Servicer, the Trustee and the Indenture Trustee within seven days after the happening of such event.

(e)                                  Upon the Administrator’s receipt of notice of termination, pursuant to Sections 8(c) or (d), or the Administrator’s resignation in accordance with this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of: (x) the date 45 days from the delivery to the Issuing Entity, the Trustee, the Indenture Trustee and the Servicer of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Administrator’s termination hereunder, the Issuing Entity shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, and if the predecessor Administrator is currently serving as the Servicer under the Transaction Documents, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the compensation specified in Section 3.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the performance of functions similar to those of the Administrator, as the successor to the Administrator under this Agreement.

(f)                                   Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Administrator and shall be entitled to the compensation specified in Section 3 and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

(g)                                  Except when and if the Indenture Trustee is appointed successor Administrator, the Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No resignation or removal of the Administrator pursuant to this Section shall be effective until: (i) a successor Administrator shall have been appointed by the Issuing Entity and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(h)                                 The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

9.                                      Action upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a), or the resignation or removal of the Administrator pursuant to Section 8(b), or (c), or (d) respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuing Entity all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), or (c), or (d) respectively, the Administrator shall cooperate with the Issuing Entity and the Indenture Trustee and take all reasonable steps requested to assist the Issuing Entity and the Indenture Trustee in making an orderly transfer of the duties of the Administrator.

10.                               Notices.  Any notice, report or other communication given hereunder shall be in writing and addressed and personally delivered, mailed or sent by facsimile transmission or email as follows:

(a)                                 if to the Issuing Entity or the Trustee, to:

CNH Equipment Trust 2020-A

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administrator

Facsimile: (302) 636-4140

Email: rsimpson@wilmingtontrust.com

(b)                                 if to the Administrator, to:

New Holland Credit Company, LLC

100 Brubaker Avenue

New Holland, Pennsylvania 17557

Attention: Finance Manager

Facsimile: (630) 887-5448

with a copy to:

New Holland Credit Company, LLC

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

Attention: Assistant Treasurer

Facsimile: (630) 887-5448

(c)                                  if to the Indenture Trustee, to:

Citibank, N.A.

388 Greenwich St.

New York, NY 10013

Attention: Agency & Trust – CNH Equipment Trust 2020-A

Telephone:    713-693-6677

Email: jacqueline.suarez@citi.com

(d)                                 if to the Asset Representations Reviewer, to:

Clayton Fixed Income Services LLC

2638 South Falkenburg Road

Riverview, FL 33578

Attention: SVP

with a copy to:

Clayton Fixed Income Services LLC

c/o Covius Services, LLC

720 S. Colorado Blvd., Suite 200

Glendale, CO 80246

Attention: Legal

Email: legal@covius.com

or to such other address or facsimile number as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

11.                               Amendments.  Any term or provision of this Agreement may be amended by the Issuing Entity, Administrator, Indenture Trustee and the Trustee without the consent of any Noteholder, any Certificateholder or any other Person subject to the satisfaction of one of the following conditions:

(i)                                     the Administrator delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Certificateholders; or

(ii)                                  the Administrator delivers an Officer’s Certificate of the Administrator to the Indenture Trustee to the effect that such amendment will not materially or adversely affect the interests of the Noteholders or the Certificateholders.

An amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholders of a Class of Notes if the Rating Agency Condition has been satisfied with respect to such amendment for such Class of Notes.

This Agreement may also be amended from time to time by the Issuing Entity, the Administrator and the Indenture Trustee with the written consent of (w) the Trustee, (x) Noteholders holding Notes evidencing not less than a majority of the Note Balance and (y) the Certificateholders holding in the aggregate more than 50% of the beneficial interest in the Issuing Entity at the time of such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (i) reduce the interest rate or principal of any Note, or delay the Class Final Maturity Date of any Note or (ii) reduce the aforesaid percentage of the Holders of Notes and Certificates that are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, prior thereto), the Administrator shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Trustee, the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Notwithstanding anything herein to the contrary (other than as provided in the following paragraph), any term or provision of this Agreement may be amended by the Administrator without the consent of the Certificateholders, the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

Any amendment which affects the rights, duties, immunities or liabilities of the Trustee shall require the Trustee’s written consent.

12.                               Successors and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuing Entity, the Indenture Trustee and the Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuing Entity, the Indenture Trustee or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to, or Affiliate of, the Administrator, provided that such successor organization executes and delivers to the Issuing Entity, the Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

13.                               Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14.                               Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

15.                               Counterparts.  This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

16.                               Electronic Signatures.  Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereby waive any objection to the contrary.

17.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.                               Not Applicable to New Holland Credit Company, LLC in Other Capacities.  Nothing in this Agreement shall affect any obligation New Holland Credit Company, LLC or any successor administrator may have in any other capacity.

19.                               Limitation of Liability of the Trustee and the Indenture Trustee.

(a)                                 It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

(b)                                 Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Citibank, N.A. not in its individual capacity but solely as Indenture Trustee, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

20.                               Indemnification.  The Administrator shall indemnify the Trustee, the Indenture Trustee, and the Asset Representations Reviewer (and their officers, directors, employees and agents) for, and hold them harmless against, any losses, liability or expense, including attorneys’ fees reasonably incurred by them, incurred without negligence or bad faith on their part, arising out of or in connection with: (i) actions taken by any of them pursuant to instructions given by the Administrator pursuant to this Agreement or (ii) the failure of the Administrator to perform its obligations hereunder. The indemnities contained in this Section shall survive the termination of this Agreement and the resignation or removal of the Administrator, the Trustee, the Indenture Trustee, or the Asset Representations Reviewer.

21.                               Information Requests.  The parties hereto shall provide any information reasonably requested by the Administrator or any of its Affiliates, at the expense of the Administrator or any of its Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

22.                               Communications with Rating Agencies.  The parties hereto (other than the Seller and its Affiliates but excluding the Issuing Entity) agree that any notices or requests to, or any other written communications with, any of the Rating Agencies, or any of their respective officers, directors or employees, to be given or provided to such Rating Agencies pursuant to, in connection with or related, directly or indirectly, to the Basic Documents, the Collateral or the Notes, shall be in each case either (i) furnished to the Seller who shall forward such communication to the Rating Agencies pursuant to Section 10.19 of the Sale and Servicing Agreement; or (ii) furnished directly to the Rating Agencies with a prior copy to the Seller.  In either case, the parties hereto (other than the Seller and its Affiliates but excluding the Issuing Entity) further agree to provide such notices, requests and communications or copies thereof, as applicable, to the Seller at least one Business Day prior to the date when such notices, requests and communications are required to be delivered (or are in fact delivered, whichever is earlier) to the Rating Agencies pursuant to the Basic Documents.  So long as any Notes are Outstanding, each party hereto (other than the Seller and its Affiliates but excluding the Issuing Entity) agrees that neither it nor any party on its behalf shall engage in any oral communications with respect to the transactions contemplated hereby, under the Basic Documents or in any way relating to the Notes with any Rating Agency or any of their respective officers, directors or employees, without the participation of the Seller.

23.                               PATRIOT Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Indenture Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto agrees to provide to the Indenture Trustee, upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Indenture Trustee to comply with Applicable Law.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CNH EQUIPMENT TRUST 2020-A

By:	Wilmington Trust Company,
not in its individual capacity but solely as Trustee on behalf of the Issuing Entity

By:	/s/ Rachel L. Simpson
Name: Rachel L. Simpson
Title: Vice President

CITIBANK, N.A.
not in its individual capacity but solely as
Indenture Trustee

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

NEW HOLLAND CREDIT COMPANY, LLC
as Administrator

By:	/s/ Christopher Morris
Name: Christopher Morris
Title: Assistant Treasurer

WILMINGTON TRUST COMPANY
not in its individual capacity but solely as
Trustee under the Trust Agreement

By:	/s/ Rachel L. Simpson
Name: Rachel L. Simpson
Title: Vice President

Administration Agreement